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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Tucker Properties Corporation

  We consent to the inclusion by reference in this Amendment No. 2 to the registration statement on Form S-4, to which this consent is filed as an exhibit, of our reports dated March 24, 1995 on our audits of the financial statements and the financial statement schedule of Tucker Properties Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                                               /s/ Coopers & Lybrand L.L.P.
                                          _____________________________________
                                                 Coopers & Lybrand L.L.P.

Chicago, Illinois

January 25, 1996